UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2012

Interline Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32380	03-0542659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to that certain Agreement and Plan of Merger, dated as of May 29, 2012 (the “Merger Agreement”), by and among Interline Brands, Inc., a Delaware corporation (the “Company”), Isabelle Holding Company LLC (“Parent”), which was formerly known as Isabelle Holding Company Inc. prior to its conversion into a limited liability company and Isabelle Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Acquiring Parties”), Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).  Parent is an affiliate of GS Capital Partners VI Fund, L.P. and one or more investment funds managed by P2 Capital Partners, LLC own an interest in Parent following the Merger.

Pursuant to the Merger Agreement, on September 7, 2012, each outstanding share of common stock of the Company (other than any shares owned by the Company or the Acquiring Parties or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law (collectively, the “Excluded Shares”)), was cancelled and converted automatically into the right to receive $25.50 in cash (the “Merger Consideration”), without interest. In connection with the closing of the Merger, the Company’s Chief Executive Officer and other members of senior management of the Company invested a portion of their after-tax proceeds from the transaction in Parent, on terms agreed upon between management and Parent.

The description of the Merger contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2012.

Item 2.01.     Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction above and Item 5.01 below is incorporated herein by reference.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, all shares of the Company’s common stock were cancelled and, other than the Excluded Shares, were converted into the right to receive the Merger Consideration. Accordingly, on September 7, 2012, the Company notified the New York Stock Exchange, Inc. (the “NYSE”) of its intent to remove the Company’s common stock from listing on the NYSE and requested that the NYSE file with the SEC an application on Form 25 to report the delisting of the Company’s common stock from the NYSE. On September 10, 2012, in accordance with the Company’s request, the NYSE will file the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03.     Material Modifications to Rights of Security Holders

As a result of the consummation of the Merger on September 7, 2012, each outstanding share of the Company’s common stock (other than the Excluded Shares) was converted into the right to receive the Merger Consideration.

Additionally, immediately prior to the effective time of the Merger, each stock option issued under the Company’s equity compensation plans or programs, whether or not then exercisable or vested, was, unless otherwise agreed upon between Parent and any such holder, cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of common stock that may be acquired upon exercise of such stock option immediately prior to the effective time of the Merger.  Also at the effective time of the Merger, unless otherwise agreed upon between Parent and any such holder, each restricted share unit granted under the Company’s equity compensation plans or programs vested (to the extent not already vested) in accordance with its terms.  Further, in connection with the action approving the Merger and the Merger Agreement, the Company’s board of directors authorized the accelerated vesting of the performance conditions applicable to restricted share units outstanding immediately prior to the Merger.  Under the Merger Agreement, with respect to any portion of a restricted share unit award that vests on achievement of performance conditions, the number of shares of the Company’s common stock subject to such award was equal to the maximum amount of such award.  Accordingly, unless otherwise agreed upon between Parent and any such holder, all restricted share units vested at the maximum amount of such award as of immediately prior to the consummation of the Merger.  At the effective time of the Merger, unless otherwise agreed upon between Parent and any such holder, each vested restricted share unit was converted into the right to receive an amount in cash equal to the Merger Consideration for each share of the Company’s common stock underlying such restricted share unit, without interest and less applicable withholding taxes.  Also at the effective time of the Merger, unless otherwise agreed upon between Parent and any such holder, each share of restricted stock granted under the Company’s equity compensation plans or programs vested (to the extent not already vested) in accordance with its terms and each vested share of restricted stock was converted into the right to receive an amount in cash equal to the Merger Consideration for each share of the Company’s common stock underlying such share of restricted stock, without interest and less applicable withholding taxes.

Item 5.01.    Changes in Control of Registrant

The information set forth in the Introduction above and Item 5.02 below is incorporated herein by reference. Parent funded the Merger Consideration through cash on hand at the Company at closing, equity financing obtained from GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, MBD 2011 Holding, L.P., Bridge Street 2012 Holdings, L.P. (the “GS Parties”) and P2 Capital Partners, LLC and certain of its affiliates and limited partners (the “P2 Parties”), and debt financing obtained from Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.  Immediately following the effective time of the Merger, Parent was merged with and into the Company with the Company surviving (the “Second Merger”).  As of the effective time of the Second Merger, the issued and outstanding common stock of the Company is owned as follows: (i) approximately 81% by the GS Parties, (ii) approximately 14% by the P2 Parties, and (iii) approximately 5% by certain members of our management.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, all of the directors of the Company except Michael J. Grebe resigned from their positions as directors of the Company, as of the effective time of the Merger.  Also in accordance with the terms of the Merger Agreement, at the effective time of the Merger the directors of the Merger Sub, which included Ann Berry, Christopher Crampton, Bradley Gross, Philip Grovit, Sanjeev Mehra, Claus J. Moller, Josh Paulson and Kenneth D. Sweder, were added to the board of directors of the Company.

The incumbent officers of the Company immediately prior to the effective time of the Merger were appointed as officers of the Company after the Merger by resolution of the Company’s board of directors.

Item 8.01.           Other Events

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of May 29, 2012, by and among Interline Brands, Inc., Isabelle Holding Company Inc., and Isabelle Acquisition Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2012)

99.1	Press Release Announcing Closing of Merger, dated September 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

BY:	/s/ Michael Agliata
Michael Agliata
Vice President, General Counsel & Secretary

Date: September 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of May 29, 2012, by and among Interline Brands, Inc., Isabelle Holding Company Inc., and Isabelle Acquisition Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2012)

99.1	Press Release Announcing Closing of Merger, dated September 7, 2012